UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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[ ]      Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2))
| |      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-12

                  The National Bank of Indianapolis Corporation
                  ---------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

May 17, 2006



Dear Shareholder:

Enclosed you will find the 2005 Annual Reporting, including audited financial statements of The National Bank of Indianapolis Corporation for the year ended December 31, 2005. The financial statements were audited by the accounting firm of Ernst & Young and contain an unqualified opinion. As you review the financial results for 2005, please note that the Corporation began the year with total assets of $881 million and finished the year with total assets of over $928 million - a new year-end milestone.

As a result, The National Bank of Indianapolis advanced three more spots to become the 15th largest Indiana bank, based on asset size. We have passed a total of over 200 banks in our twelve years of existence.

In addition, please note the record 2005 net income performance of $6,262,526. This translates into fully diluted earnings per share of $2.62, up 10.5% over 2004 earnings per share of $2.37.

Moving to 2006, we are pleased to report that the first quarter of 2006 achieved record asset growth. At the end of the first quarter of 2006, the Corporation's total assets exceeded $993 million. The Corporation also recorded a record profit of $1,530,734 or $0.64 per share for the first quarter of 2005 compared to $1,429,333 or $0.60 per share one year ago.

The Bank has recently taken steps to enhance its competitive posture. A new wire transfer system was recently installed that provides sophisticated communication features for corporate clients. Likewise, a credit card conversion is underway that will allow us to offer rewards, internet card access, and payments in our banking centers. We look forward to the competitive benefits from these enhanced products and services.

Enclosed with this letter you will also find a Proxy Statement and proxy form. As you review the Proxy Statement, you will note that four of our current directors have terms that are expiring. We ask that you review the Proxy Statement carefully and vote for the re-election of these directors.

With the Financial Statements, Annual Report and Proxy Statement, we have endeavored to provide substantial information concerning the Corporation and the Bank. By Indiana Law, we are required to hold an annual meeting of shareholders. This meeting will take place on June 15, 2006 at 3:00 p.m. at the Bank's headquarters. The agenda will be very short. It is our intent to tally the proxies and formally transact only the business set forth in the Proxy Statement. We value your time and suggest for your convenience that you participate by reading the materials and sending in your proxy card. After reading the materials, please feel free to call us if you have any questions. If you do wish to attend the meeting, please let us know and we will make space available.

In summary, we believe that the Bank continues to distinguish itself as one of the fastest growing new commercial banks in Indiana in the last decade and we look forward to meeting the many challenges of 2006.

As always, we appreciate your support as both shareholders and clients of the Bank and we welcome all additional business and referrals that you are able to provide.

Sincerely,



/s/ Michael S. Maurer  /s/ Morris L. Maurer         /s/ Philip B. Roby

Michael S. Maurer      Morris L. Maurer             Philip B. Roby
Chairman               President and                Executive Vice President and
                       Chief Executive Officer      Chief Operating Officer

:sch





                           FORWARD LOOKING STATEMENTS

This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at www.sec.gov or on the Corporation's Web site at www.nbofi.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

                                    FIRST QUARTER 2006 HIGHLIGHTS

-------------------------------------------------------------------------------------------------------
                                  Selected Balance Sheet Information
-------------------------------------------------------------------------------------------------------
                                              March 31, 2006     March 31, 2005          Dec. 31, 2005
(in thousands)                                    (unaudited)        (unaudited)              (audited)
-------------------------------------------------------------------------------------------------------
Total Assets                                        $993,513           $925,714               $928,462
Loans                                                677,093            662,412                684,488
Reserve for Loan Losses                               (8,791)            (7,693)                (8,346)
Investment Securities                                152,318            146,392                153,735
Total Deposits                                       836,733            731,117                774,316
Shareholders'  Equity                                 53,327             47,140                 51,583
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                Selected Income Statement Information
-------------------------------------------------------------------------------------------------------
                                                                   Three Months Ended March 31,
-------------------------------------------------------------------------------------------------------
(in thousands)                                                             2006                   2005
-------------------------------------------------------------------------------------------------------
Net Interest Income                                                      $7,611                 $7,012
Provision for Loan Losses                                                   411                    425
Non-Interest Income                                                       1,888                  1,750
Non-Interest Expense                                                      6,785                  6,044
Pretax Income                                                             2,304                  2,293
Net Income                                                                1,531                  1,429
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                    Selected Per Share Information
-------------------------------------------------------------------------------------------------------
                                                                   Three Months Ended March 31,
-------------------------------------------------------------------------------------------------------
                                                                           2006                   2005
-------------------------------------------------------------------------------------------------------
Basic Earnings per share                                                  $0.67                  $0.62
Diluted Earnings per share                                                $0.64                  $0.60
Book Value per share                                                     $23.19                 $20.05
-------------------------------------------------------------------------------------------------------

             [LOGO OF THE NATIONAL BANK OF INDIANAPOLIS CORPORATION]